NOTE SECURED BY DEED OF TRUST


                                         Date: JANUARY 13, 2005
        $765,000.00                      Idaho Falls, Idaho


As herein state, for value received, SOURCE DIRECT HOLDINGS INC., promise to pay to NYLE RANDALL AND JOANN RANDALL the principal sum of SEVEN HUNDRED SIXTY FIVE THOUSAND AND NO/100 DOLLARS ($765,000.00) with interest thereon at the rate of EIGHT AND ONE HALF PERCENT (8.5%) per annum. Interest to commence on JANUARY 14, 2005. First payment in the amount FIVE THOUSAND EIGHT HUNDRED EIGHTY TWO AND 19/100 DOLLARS ($5,882.19) shall become due and payable on or before MARCH 3, 2005, with monthly installments due on or before the 3rd of each consecutive month thereafter, until JANUARY 13, 2006, when the entire principal balance plus accrued interest shall become due and payable or upon sale or transfer of property. Privilege is given to prepay at anytime without a penalty. A late charge in the amount of $294.11 shall be assessed in the event payment is not made within 15 days of said due date. If no payment has been made after grace period of 15 days, a written notice shall be delivered to the Beneficiary. The Grantor shall have 60 days to cure the deficiencies before default proceedings commence.

All payments hereinabove provided for shall be applied first on accrued interest (if any) and the balance in reduction of principal. In case of default in the payment of any installment of principal or any portion thereof, the entire principal sum and all unpaid interest shall, at the option of the Holder of this Note, become immediately due, payable and collectible and action, may at once be instituted for recovery and collection of same in any court of proper jurisdiction. If this note is collected by any attorney, either with or without suit, the undersigned agrees to pay all costs and expenses including a reasonable attorney's fee.

The makers and endorsers of this note waive demand, notice of non-payment and protest, and agree that this note may be extended in whole or in part without their consent.


By: /s/ Deren Z. Smith
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    SOURCE DIRECT HOLDINGS INC.
    BY DEREN Z. SMITH, PRESIDENT